UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2016

STRAIGHT PATH COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36015	45-2457757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Hickory Park Drive, Suite 218 Glen Allen, Virginia	23059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-1522

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)     Straight Path Communication Inc.’s (the “Company”) Annual Meeting of Stockholders was held on January 12, 2016 (the “Meeting”). Stockholders voted on the matters set forth below.

(b)     (1) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the election of directors were voted in connection with each of the Board of Directors nominees named in the Proxy Statement of the Company.

Election of Directors

Each of the nominees for election to the Board of Directors were elected, for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions
Davidi Jonas	2,690,218	56,057	1,044
K. Chris Todd	2,737,907	8,352	1,060
William F. Weld	2,693,262	53,044	1,014
Fred S. Zeidman	2,737,399	8,871	1,050

There were 513,152 broker held non-voted shares represented at the Meeting with respect to this matter.

(2)	Amendment and Restatement to the Straight Path Communications Inc.’s 2013 Stock Option and Incentive Plan

A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the proposed amendment and restatement to the Straight Path Communications Inc.’s 2013 Stock Option and Incentive Plan to increase the number of shares of the Company’s Class B Common Stock available for the grant of awards thereunder by an additional 475,000 shares, were voted on such matter.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions
2,709,888	35,645	1,787

There were 513,152 broker held non-voted shares represented at the Meeting with respect to this matter.

(3)	Ratification of the appointment of Zwick and Banyai, PLLC

A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the ratification of the appointment of Zwick and Banyai, PLLC as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2016, were voted on such matter.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions
3,250,037	8,191	2,243

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAIGHT PATH COMMUNICATIONS INC.

Dated: January 15, 2016	By:	/s/ Jonathan Rand
	Name:	Jonathan Rand
	Title:	Chief Financial Officer

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